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                                                                     EXHIBIT (j)

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference to the Prospectus and Statement of Additional Information in this Post-Effective Amendment No. 80 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 33-572) of our reports each dated September 3, 1999 on the financial statements and supplementary data or financial highlights of Eaton Vance Arizona Municipals Fund, Eaton Vance Colorado Municipals Fund, Eaton Vance Connecticut Municipals
Fund, Eaton Vance Michigan Municipals Fund, Eaton Vance Minnesota Municipals Fund, Eaton Vance New Jersey Municipals Fund, Eaton Vance Pennsylvania Municipals Fund, and Eaton Vance Texas Municipals Fund (the "Funds") and the Arizona Municipals Portfolio, Colorado Municipals Portfolio, Connecticut Municipals Portfolio, Michigan Municipals Portfolio, Minnesota Municipals
Portfolio, New Jersey Municipals Portfolio, Pennsylvania Municipals Portfolio, and Texas Municipals Portfolio included in the July 31, 1999 Annual Report to Shareholders of the Funds.

     We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Other Service Providers" in the Statement of Additional Information.


                                  /s/ Deloitte & Touche LLP
                                  DELOITTE & TOUCHE LLP


November 23, 1999
Boston, Massachusetts